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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS letterhead]




                                November 9, 1998

                                                            FILE NO. 014029-0276

         Safeway Inc.
         5918 Stoneridge Mall Rd.
         Pleasanton, CA 94588

                          Re: Safeway Inc. - Registration Statement on Form S-3 Common Stock, $0.01 par value

         Ladies and Gentlemen:

                  In connection with the registration statement on Form S-3 (the "Registration Statement") filed on November 9, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of up to 20,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and any shares that may be registered pursuant to any subsequent registration statement the Company may hereafter file with the Commission in connection with such transaction pursuant to Rule 462(b) under the Act (collectively, the "Shares"), you have requested our opinion with respect to the matters set forth below.

                  Of the Shares being registered, (i) 17,014,690 shares of Common Stock are presently issued and outstanding shares of Common Stock (the "Outstanding Shares") and (ii) 2,985,310 shares of Common Stock (the "Warrant Shares") are issuable upon the exercise of certain outstanding warrants issued by the Company on November 25, 1986, as amended (the "Warrants").

                  In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. For the purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.
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LATHAM & WATKINS

         Safeway Inc.
         November 9, 1998
         Page 2

                  We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing, it is our opinion that:

                  1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  2. The Warrant Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Warrants, will be validly issued, fully paid and nonassessable.

                  3. The Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and
         (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Act relating to the Shares.

                                        Very truly yours,

                                        /s/ Latham & Watkins